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                                                                     EXHIBIT 1.4
                            REGIONS FINANCING TRUST I
                               (a Delaware trust)

                                  $287,500,000

                    11,500,000 8% Trust Preferred Securities
              (Liquidation Amount $25 per Trust Preferred Security)

                     Fully and Unconditionally Guaranteed by

                          REGIONS FINANCIAL CORPORATION
                            (a Delaware Corporation)

                             UNDERWRITING AGREEMENT

                                                              New York, New York
                                                               February 16, 2001

To the Representatives
   named in Schedule I
   hereto of the Under-
   writers named in
   Schedule II hereto

Ladies and Gentlemen:

         Regions Financing Trust I (the "Trust"), a statutory business trust organized under the Business Trust Act (the "Delaware Act") of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. C. Section 3801 et seq.), and Regions Financial Corporation, a Delaware corporation (the "Company" and, together with the Trust, the "Offerors"), as depositor of the Trust and as guarantor of the securities of the Trust, propose, upon the terms and conditions set forth in this underwriting agreement (this "Agreement") to issue and sell 11,500,000 8% Trust Preferred Securities with an aggregate liquidation amount equal to $287,500,000 (the "Trust Preferred Securities") to Salomon Smith Barney Inc. and the other Underwriters set forth on Schedule I attached hereto (collectively, the "Underwriters"), for whom you (the "Representatives") are acting as representatives.

         The Trust Preferred Securities and the Common Securities (as defined herein) are to be issued pursuant to the terms of an Amended and Restated Declaration of Trust, dated as of February 26, 2001 (the "Declaration"), among Regions Financial Corporation, as depositor, Bankers Trust Company (the "Trust Company"), a New York banking corporation, as property trustee ("Property Trustee"), Bankers Trust (Delaware) ("Trust Delaware"), a Delaware banking corporation, as Delaware trustee ("Delaware Trustee" and, together with the Property Trustee,

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the "Trustees"), Samuel E. Upchurch, Jr., D. Bryan Jordan and R. Alan Deer, as
administrative trustees (the "Administrative Trustees"), and the holders from time to time of undivided interests in the assets of the Trust. The Trust Preferred Securities will be guaranteed by the Company on a subordinated basis and subject to certain limitations with respect to distributions and payments upon liquidation, redemption or otherwise (the "Guarantee") pursuant to a Guarantee Agreement, to be dated as of February 26, 2001 (the "Guarantee Agreement"), between the Company and the Trust Company, as Trustee (the "Guarantee Trustee"). The Trust Preferred Securities issued in book-entry form will be issued to Cede & Co., as nominee of The Depository Trust Company ("DTC"), pursuant to a letter agreement, to be dated as of the Closing Date (as defined herein) (the "DTC Agreement"), among the Trust, the Trust Company and DTC.

         The entire proceeds from the sale of the Trust Preferred Securities will be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the "Common Securities") in an aggregate liquidation amount of $8,892,000 and will be used by the Trust to purchase $296,392,000 aggregate principal amount of 8% Junior Subordinated Debentures due 2031 (the "Junior Subordinated Debentures") to be issued by the Company on the Closing Date. The Company will purchase the Common Securities from the Trust pursuant to a Common Securities Subscription Agreement, dated February 26, 2001 (the "Common Securities Subscription Agreement"). The Trust will purchase the Junior Subordinated Debentures from the Company pursuant to a Junior Subordinated Debentures Subscription Agreement, dated February 26, 2001 (the "Debenture Subscription Agreement" and, together with the Common Securities Subscription Agreement, the "Subscription Agreements"). The Junior Subordinated Debentures will be issued pursuant to an indenture, to be dated as of February 26, 2001 (the "Original Indenture"), as supplemented by the First Supplemental Indenture, to be dated as of February 26, 2001 (the "First Supplemental Indenture" and, together with the Original Indenture, the "Indenture"), in each case, between the Company and the Trust Company, as trustee (the "Indenture Trustee").

         The Trust Preferred Securities, the Guarantee and the Junior Subordinated Debentures are referred to collectively as the "Securities." The Declaration, the Indenture, the Guarantee Agreement, the DTC Agreement, the Subscription Agreements and this Agreement are collectively referred to as the "Operative Agreements."

         The Company, the Trust and a certain other trust sponsored by the Company have filed with the Securities and Exchange Commission (the "Commission") a joint registration statement on Form S-3 (No. 333-54552) and pre-effective amendment no. 1 thereto, for the registration of the Securities and certain other securities described therein under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such Registration Statement has been declared effective by the Commission and each of the Declaration, the Guarantee Agreement and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act").


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         To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations of the Commission under the 1934 Act (the "1934
Act Regulations") on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the 1934 Act or the 1934 Act Regulations after the Effective Date of the
Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 17 hereof.

         For purposes of this Agreement, all references to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

                  1. Representations and Warranties. Each of the Trust, as to itself, and the Company represents and warrants to, and agrees with, each Underwriter as of the date hereof and as of the Closing Date (in each case, a "Representation Date"), as set forth below.

                  (a) The Offerors meet the requirements for use of Form S-3 under the 1933 Act and have prepared and filed with the Commission a registration statement (the file number of which is set forth in Schedule I hereto) on Form S-3, including a related basic prospectus, for registration under the 1933 Act of the offering and sale of the Securities. The Offerors may have filed one or more amendments thereto, including a Preliminary Final Prospectus, each of which has previously been furnished to you. The Offerors will next file with the Commission one of the following: (1) after the Effective Date of such registration statement, a final prospectus supplement relating to the Securities in accordance with Rules 430A and 424(b), (2) prior to the Effective Date of such registration statement, an amendment to such registration statement (including the form of final prospectus supplement) or (3) a final prospectus in accordance with Rules 415 and 424(b). In the case of clause (1), the Offerors have included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the 1933 Act and the 1933 Act Regulations to be included in such registration statement and the Final Prospectus. As filed, such final prospectus supplement or such amendment and form of final prospectus supplement shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all


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         substantive respects in the form furnished to you prior to the
         Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Final Prospectus) as the Offerors have advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

                  (b) On the Effective Date, the Registration Statement did or will, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Regulations and the 1939 Act and the rules and regulations thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date, the Indenture did or will comply in all material respects with the applicable requirements of the 1939 Act and the rules thereunder; and, on the Effective Date, the Final Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Offerors make no representations or warranties as to
         (i) those parts of the Registration Statement which shall constitute the Trust Company's Statements of Eligibility and Qualification on Form T-1 (the "Form T-1s") under the 1939 Act or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Offerors by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto).

                  (c) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification.

                  (d) The Company is duly registered as a financial holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act").

                  (e) Regions Bank is a duly organized and validly existing Alabama state chartered bank and continues to hold a valid certificate to do business as such; and is an


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         insured depositary institution under the provisions of the Federal
         Deposit Insurance Act, as amended. Regions Bank is the only "Significant Subsidiary" of the Company, as defined by Rule 1-02 of Regulation S-X.

                  (f) Since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus, there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries (including the Trust), taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Final Prospectus (a "Material Adverse Effect").

                  (g) The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Act with the power and authority to own property and to conduct its business as described in the Final Prospectus and to enter into and perform its obligations under the Operative Agreements to which it is a party, the Trust Preferred Securities, the Common Securities and any other instruments or agreements to which it is a party. The Trust is not a party to or otherwise bound by any material instrument or agreement other than those described in the Registration Statement; and the Trust is and will, under current law, be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation.

                  (h) The outstanding shares of capital stock of the Company are as set forth in the Final Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances thereof, if any, pursuant to reservations, agreements or employee benefit plans, pursuant to the exercise of convertible securities or options or in connection with the Company's acquisition of Morgan Keegan, Inc.). Such shares of capital stock have been duly authorized and validly issued by the Company and are fully paid and non-assessable, and none of such shares of capital stock was issued in violation of preemptive or other similar rights of any securityholder or the Company.

                  (i) All the outstanding shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and nonassessable (except as provided in statutes pursuant to which depository institution subsidiaries are subject), and, except as otherwise set forth in the Final Prospectus, a controlling majority of the outstanding shares of voting capital stock of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

                  (j) As of the Closing Date, the Common Securities will have been duly authorized for issuance by the Trust pursuant to the Declaration and, when issued and delivered by the Trust to the Company against payment therefor as described in the Final Prospectus, will be validly issued and fully paid undivided common beneficial interests in the assets of the Trust. The issuance of the Common Securities will not be subject to preemptive or other similar rights. As of the Closing Date, all of the issued and outstanding Common Securities of the Trust will be directly owned by the Company,


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         free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right.

                  (k) As of the Closing Date, the Trust Preferred Securities will have been duly authorized for issuance and sale by the Trust pursuant to the Agreement. Such Trust Preferred Securities, when issued and delivered in the manner provided for in the Declaration against payment of the consideration therefor as provided herein, will be validly issued and fully paid and non-assessable undivided preferred beneficial interests in the assets of the Trust. The issuance of the Trust Preferred Securities will not be subject to preemptive or other similar rights. The Trust Preferred Securities will be in the form specified in, and each registered holder thereof will be entitled to the benefits of, the Declaration.

                  (l) The Declaration has been duly authorized, and, at the Closing Date will have been executed and delivered by the Company and the Administrative Trustees and, assuming due authorization, execution and delivery of the Declaration by the Property Trustee and the Delaware Trustee, the Declaration will constitute a valid and binding agreement of the Company and the Administrative Trustees, enforceable against the Company and the Administrative Trustees in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding at law or in equity).

                  (m) The Guarantee Agreement has been duly authorized, and, at the Closing Date will have been executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Guarantee Trustee, the Guarantee Agreement will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding at law or in equity).

                  (n) Each of the Administrative Trustees of the Trust is an employee of the Company and has been duly authorized by the Company to execute and deliver the Declaration.

                  (o) This Agreement has been duly authorized, executed and delivered by the Trust and the Company.

                  (p) Each of the Subscription Agreements has been duly authorized by each of the Company and the Trust, and, at the Closing Date will have been executed and delivered by each of the Company and the Trust and each Subscription Agreement will constitute a valid and binding agreement of the Company and the Trust, enforceable against the


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         Company and the Trust in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding at law or in equity).

                  (q) The Indenture has been duly authorized, and, at the Closing Date will have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Indenture Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

                  (r) The Junior Subordinated Debentures have been duly authorized by the Company for issuance and sale to the Trust as contemplated by this Agreement. The Junior Subordinated Debentures, when issued and authenticated in the manner provided for in the Indenture and delivered against payment of the consideration therefor in accordance with the terms of the Debenture Subscription Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law). The Junior Subordinated Debentures will be in the form contemplated by, and each registered holder thereof will be entitled to the benefits of, the Indenture.

                  (s) The Securities and the Operative Agreements, as of each Representation Date, will conform in all material respects to the statements relating thereto contained in the Final Prospectus and will be in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

                  (t) Neither the Trust nor Company is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Prospectus, will be, an "investment company" as defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                  (u) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the 1933 Act and the 1939 Act and such as may be required under the blue sky laws of any jurisdiction in



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         connection with the purchase and distribution of the Securities by the
         Underwriters in the manner contemplated herein and in the Final Prospectus.

                  (v) Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties which violation or default would, in the case of clauses (ii) and (iii) above, either individually or in the aggregate with all other violations and defaults referred to in this paragraph
         (v), reasonably be expected to result in a Material Adverse Effect.

                  (w) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Final Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company and its consolidated subsidiaries as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations and have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption "Selected Historical Financial Data" in the Final Prospectus fairly present, on the basis stated in the Final Prospectus, the information included therein.

                  (x) Ernst & Young LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Final Prospectus, are independent public accountants with respect to the Company within the meaning of the 1933 Act and the 1933 Act Regulations.

                  (y) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) would reasonably be expected to result in a Material Adverse Effect.


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                  (z)      Neither the Company nor any subsidiary is in
         violation or default of (i) any provision of its charter or by-laws,
         (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, which violation or default would, in the case of clauses (ii) and (iii) above, either individually or in the aggregate with all other violations and defaults referred to in this paragraph (z), reasonably be expected to result in a Material Adverse Effect.

                  (aa) The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to result in a Material Adverse Effect.

                  (bb) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to result in a Material Adverse Effect.

                  (cc) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Final Prospectus and applicable banking laws and regulations.


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                  (dd)     The Company and its subsidiaries possess all
         licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

                  (ee) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and
         (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (ff) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the 1934 Act, the 1934 Act Regulations or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                  (gg) The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Except as set forth in the Final Prospectus, neither the Company nor any of the subsidiaries has been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

                  (hh) Except as disclosed in the Registration Statement and the Final Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of Salomon Smith Barney Holdings Inc. and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of Salomon Smith Barney Holdings Inc.


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         Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

                  2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Trust and the Company agree to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto the principal amount of the Securities set forth opposite such Underwriter's name in Schedule II hereto.

                  3.     Delivery and Payment.

                  (a) Delivery. Delivery of and payment for the Trust Preferred Securities shall be made on the date which is five Business Days after the Execution Date, which date and time may be postponed by agreement among the Representatives, the Trust and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Trust Preferred Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Trust by wire transfer payable in same-day funds to an account specified by the Trust. Delivery of the Trust Preferred Securities shall be made through the facilities of DTC unless the Representatives shall otherwise instruct. Delivery of the Trust Preferred Securities shall be made at such location as Salomon Smith Barney Inc. shall reasonably designate at least one Business Day in advance of the Closing Date. Certificates for the Trust Preferred Securities shall be registered in such names and in such denominations as Salomon Smith Barney Inc. may request not less than two Business Days in advance of the Closing Date. The Trust and the Company agrees to have the Trust Preferred Securities available for inspection, checking and packaging by the Representatives in New York, New York, not later than 1:00 PM on the Business Day prior to the Closing Date.

                  (b) Payment. Payment of the purchase price for, and delivery of, the Trust Preferred Securities shall be made at the offices of Brown & Wood LLP, One World Trade Center, New York, New York, or at such other place as shall be agreed upon by the Underwriters and the Trust, at 9:00 A.M. (Eastern time) on the Closing Date.

                  4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Trust Preferred Securities for sale to the public as set forth in the Final Prospectus.

                  5. Agreements. Each of the Offerors agrees with the several Underwriters that:

                  (a) Each of the Offerors will use its respective best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Trust Preferred Securities, the Offerors will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Basic Prospectus or any Rule 462(b) Registration Statement unless the Offerors have furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Final Prospectus is otherwise required under Rule 424(b), the Offerors will cause the Final Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Offerors will promptly advise the Representatives (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Trust Preferred Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information,
         (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Offerors of any notification with respect to the suspension of the qualification of the Trust Preferred Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. Each of the Offerors will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

                  (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the 1933 Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Offerors promptly will (1) notify the Representatives of such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

                  (c) The Offerors will use the net proceeds received by them from the sale of the Trust Preferred Securities, the Common Securities and the Junior Subordinated Debentures in the manner specified in the Final Prospectus under "Use of Proceeds."

                  (d) The Offerors, during the period when a prospectus relating to the Trust Preferred Securities is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act and the 1934 Act Regulations within the time periods required thereby.

                  (e) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 under the 1933 Act Regulations.

                  (f) The Offerors will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the 1933 Act, as many copies of each Preliminary Final Prospectus and the Final Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

                  (g) The Offerors will arrange, if necessary, for the qualification of the Trust Preferred Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Trust Preferred Securities and will pay any fee of the National Association of Securities Dealers, Inc. ("NASD") in connection with its review of the offering; provided, that in no event shall the Offerors be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Trust Preferred Securities, in any jurisdiction where it is not now so subject.

                  (h) Neither the Trust nor the Company will, without the prior written consent of Salomon Smith Barney Inc., offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the 1934 Act, any preferred securities issued or guaranteed by the Offerors (other than the Trust Preferred Securities) or publicly announce an intention to effect any such transaction, until the Business Day set forth on
         Schedule I hereto.

                  (i) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the

         1934 Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Trust Preferred Securities.

                  6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Trust Preferred Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Offerors made in any certificates pursuant to the provisions hereof, to the performance by the Offerors of their respective obligations hereunder and to the following additional conditions:

                  (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time, on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                  (b) The Offerors shall have requested and caused Alston & Bird LLP, counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

                           (i) Each of the Company and Regions Bank is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Prospectus. Each of the Company and Regions Bank is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business and where the failure to be so qualified would, individually or in the aggregate, result in a Material Adverse Effect.

                           (ii)     The Company is duly registered as a
                  financial holding company under the BHC Act.

                           (iii) This Agreement has been duly authorized, executed and delivered by the Company.

                           (iv) The Declaration has been duly authorized, executed and delivered by the Company and the Administrative Trustees, and constitutes a legal, valid and binding instrument enforceable against the Company and the Administrative Trustees in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity and law, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); and the Trust Preferred Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Declaration and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute legal, valid and binding obligations of the Trust entitled to the benefits of the Declaration. The Trust Preferred Securities are in the form contemplated by, and each registered holder thereof is entitled to the benefits of, the Declaration.

                           (v) The Indenture has been duly authorized, executed and delivered by the Company, and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity or law, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

                           (vi) The Junior Subordinated Debentures have been duly authorized, executed and delivered by the Company for issuance and sale to the Trust and, when executed and authenticated in the manner provided for in the Indenture and delivered to and paid for by the Trust in accordance with the terms of the Debenture Subscription Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law). The Junior Subordinated Debentures are in the form contemplated by, and each registered holder thereof is entitled to the benefits of, the Indenture.

                           (vii) The Guarantee Agreement has been duly authorized, and, at the Closing Date will have been executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Guarantee Trustee, the Guarantee Agreement will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

                           (viii) Each of the Subscription Agreements has been duly authorized, executed and delivered by the Company, and constitutes a legal, valid and binding agreement enforceable against the Company in accordance with its respective terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity or law, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

                           (ix) The Securities and the Operative Agreements conform in all material respects to the statements relating thereto contained in the Final Prospectus and, to the extent applicable, are in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

                           (x) The statements in the Registration Statement and the Final Prospectus insofar as they are descriptions of contracts, agreements, instruments or the Company's Certificate of Incorporation or legal proceedings, or constitute statements or summaries of United States federal, New York State laws or the General Corporation Law of the State of Delaware or legal conclusions with respect thereto, are accurate and present fairly the information required to be shown.

                           (xi) The Registration Statement and the Final Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Final Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules and other financial data included therein or omitted therefrom and each Form T-1, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

                           (xii) The documents incorporated by reference in the Final Prospectus (other than the financial statements and supporting schedules and other financial data included therein or omitted therefrom, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, as applicable.

                           (xiii) The Registration Statement has become effective under the 1933 Act; any required filing of the Basic Prospectus, any Preliminary Final Prospectus and the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement and the Final Prospectus (other than the financial statements and other financial information contained therein and each Form T-1, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the 1939 Act and the rules and regulations of the Commission thereunder; and such counsel has no reason to believe that on the Effective Date or the date the Registration Statement was last deemed amended, the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus as of its date and on the Closing Date included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial information contained therein and each Form T-1, as to which such counsel need express no opinion).

                           (xiv) Each of the Declaration, the Indenture and the Guarantee Agreement has been duly qualified under the 1939 Act.

                           (xv) The statements included in the Final Prospectus under the headings "Certain United States Federal Income Tax Consequences" and "ERISA Considerations," insofar as such statements summarize legal matters, are accurate and fair summaries of such legal matters.

                           (xvi) Neither the Trust nor the Company is and, after giving effect to the offering and sale of the Trust Preferred Securities and the application of the proceeds thereof as described in the Final Prospectus, will be, an "investment company" as defined in the 1940 Act.

                  In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York, the Federal laws of the United States or the General Corporation Law of the State of Delaware, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Offerors and public officials. References to the Final Prospectus in this paragraph (b) include any supplements thereto at the Closing Date.

         (c) The Offerors shall have requested and caused Samuel E. Upchurch, Jr., Executive Vice President and General Counsel of the Company, to have furnished to the Representatives his opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

                  (i) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the 1933 Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in this Agreement and in the Final Prospectus and such other approvals (specified in such opinion) as have been obtained.

                  (ii) Neither the execution and delivery of the Indenture, the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to, (A) the charter or by-laws of the Company or its subsidiaries, (B) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or its subsidiaries is a party or bound or to which its or their property is subject, or (C) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its subsidiaries or any of its or their properties, which violation or default would, in the case of clauses (B) and (C) above, either individually or in the aggregate with all other violations and defaults referred to in this paragraph (ii) (if any), reasonably be expected to result in a Material Adverse Effect.

                  (iii) To the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or their respective property, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Final Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements incorporated by reference in the Final Prospectus under the headings "Supervision and Regulation" in the Company's most recent Annual Report on Form 10-K insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

         (d) The Offerors shall have requested and caused Richards, Layton & Finger, P.A., special Delaware counsel for the Offerors, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

                  (i) The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Act; all filings required under the laws of the State of Delaware with respect to the formation and valid existence of the Trust as a business trust have been made; under the Declaration and the Delaware Act, the Trust has all necessary trust power and authority to (A) own property and to conduct its business as described in the Registration Statement and the Final Prospectus, (B) execute, deliver and perform its obligations under each of the Operative Agreements to which it is a party, (C) issue and perform its obligations under the Trust Preferred Securities and Common Securities, and (D) purchase and hold the Junior Subordinated Debentures.

                  (ii) Under the Declaration and the Delaware Act, the execution and delivery by the Trust of the Operative Agreements to which it is a party, and the performance by the Trust of its obligations thereunder, have been duly authorized by all necessary trust action on the part of the Trust.

                  (iii) Assuming due authorization, execution and delivery by the Company and the Administrative Trustees, the Declaration is a valid and binding obligation of the Company and the Administrative Trustees, and is enforceable against the Company and the Administrative Trustees in accordance with its terms, except as enforcement thereof may be limited by (A) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance of transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (B) principles of equity or law, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law) and (C) the effect of applicable public policy on the enforceability of provisions relating to indemnification.

                  (iv) The Trust Preferred Securities have been duly authorized by the Declaration and are duly and validly issued and, subject to the qualifications set forth herein, fully paid and nonassessable undivided beneficial interests in the assets of the Trust. The holders of the Trust Preferred Securities will be entitled to the benefits of the Declaration and, as beneficial owners of the Trust, are entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the holders of the Trust Preferred Securities may be obligated, pursuant to the Declaration, to (A) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of Trust Preferred Securities and the issuance of replacement Trust Preferred Securities and (B) provide security and/or indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and powers under the Declaration. Under the Declaration and the Delaware Act, the issuance of the Trust Preferred Securities is not subject to preemptive or other similar rights.

                  (v) The execution, delivery and performance by the Trust of this Agreement, the Subscription Agreements, the Trust Preferred Securities and the Common Securities; the consummation by the Trust of the transactions contemplated therein; and the compliance by the Trust with its obligations thereunder do not result in any violation of the Declaration, the Certificate of Trust or any applicable Delaware law or Delaware administrative regulation.

                  (vi) Except as previously made or obtained, as the case may be, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Delaware court or Delaware governmental authority or Delaware agency is necessary or required in connection with the execution or delivery by the Trust of the Operative Agreements to which it is a party, or the performance by the Trust of the transactions contemplated thereby.

         (e) The Representatives shall have received from Brown & Wood LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Operative Agreements, the Registration Statement, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Trust and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

         (f) The Representatives shall have received from Seward & Kissel LLP, counsel for the Trust Company, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to such matters as the Representatives may reasonably require, and the Trust and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

         (g) The Company shall have furnished to the Representatives a certificate signed by the Chief Executive Officer or Vice Chairman and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, any supplements to the Final Prospectus and this Agreement and that:

                  (i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                  (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                  (iii) since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect.

         (h) The Trust shall have furnished to the Representatives a certificate signed by two Administrative Trustees of the Trust, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, any supplements to the Final Prospectus and this Agreement and that:

                  (i) the representations and warranties of the Trust in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Trust has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                  (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Trust's knowledge, threatened; and

                  (iii) since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus, there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Trust, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

                  (i) The Company shall have requested and caused Ernst & Young LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, (which may refer to letters previously delivered to one or more of the Representatives), dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and that they have performed a review of the unaudited interim financial information of the Company for the three-, six- and nine-month periods ended March 31, 2000, June 30, 2000 and September 30, 2000, in accordance with Statement on Auditing Standards No. 71, and stating in effect that:

                           (i) in their opinion the consolidated financial statements audited by them and included in the Company's Annual Report on Form 10-K at December 31, 1999 and incorporated by reference in the Registration Statement and the Final Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations;

                           (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company of the unaudited interim financial information for the nine-month period ended September 30, 2000 and as at September 30, 2000, performing the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS 71 Interim Financial Information (but not an examination in accordance with auditing standards generally accepted in the United States), which would not necessarily reveal matters of significance with respect to the comments set forth in such letter, a reading of the minutes of the meetings of the shareholders and Board of Directors of the Company as set forth in the minute books through a specified date not more than three days prior to the date of the letter; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company as to transactions and events subsequent to December 31, 1999, nothing came to their attention which caused them to believe that:

                                    any unaudited financial statements included
                           or incorporated by reference in the Registration Statement and the Final Prospectus do not comply as to form in all material respects with applicable accounting requirements of the 1933 Act and with the 1933 Act Regulations with respect to financial statements included or incorporated by reference in quarterly reports on Form 10-Q under the 1934 Act; and said unaudited financial statements are not in conformity with accounting principles generally accepted in the United States applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement and the Final Prospectus;

                                    At December 31, 2000, there were any changes
                           in consolidated common stock, increase in consolidated long-term debt, decrease in consolidated shareholders' equity or consolidated allowance for loan losses, as compared with the amounts shown on the September 30, 2000 unaudited statement of condition included or incorporated by reference in the Registration Statement and the Final Prospectus, or for the period from October 1, 2000 to December 31, 2000, there was any decrease, as compared with the corresponding periods in the preceding year, in consolidated net interest income, consolidated income before taxes or in total or per-share amount of consolidated net income, except in all instances for changes, increases, or decreases that that Registration Statement discloses have occurred or may occur and except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; and

                                    the information included or incorporated by
                           reference in the Registration Statement and Final Prospectus in response to Regulation S-K, Item 301 (Selected Financial Data), Item 302 (Supplementary Financial Information), Item 402 (Executive Compensation) and Item 503(d) (Ratio of Earnings to Fixed Charges) is not in conformity with the applicable disclosure requirements of Regulation S-K; and

                          (iii) with respect to the period from October 1, 2000 to December 31, 2000 they have:

                                    read the unaudited consolidated financial
                           statements of the Company for the three months ended December 31 of both 2000 and 1999 furnished to them by the Company, officials of the Company have advised them that no such consolidated financial statements as of any date or for any period subsequent to December 31, 2000 were available; and

                                    inquired or certain officials of the Company
                           who have the responsibility for financial and accounting matters as to whether the unaudited consolidated financial statements referred to in
                           (iii) (1) are stated on a basis substantially consistent with that of the audited consolidated financial statements incorporated by reference in the Registration Statement.

                           (iv) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Final Prospectus and in Exhibit 12 to the Registration Statement, including the information set forth under the captions "Capitalization" and "Selected Historical Financial Data" in the Final Prospectus, the information included or incorporated by reference in Items 1, 2, 6, 7 and 11 of the most recent Company's Annual Report on Form 10-K, incorporated by reference in the Registration Statement and the Final Prospectus, and the information included in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included or incorporated by reference in the Company's Quarterly Reports on Form 10-Q, incorporated by reference in the Registration Statement and the Final Prospectus, the information included in Item 7 of the Company's Reports on Form 8-K filed on October 18, 2000 and January 18, 2001 incorporated by reference in the Registration Statement and Final Prospectus, and certain financial information about the Company included in the Company's Form 8-K filed on December 18, 2000 incorporated by reference in the Registration Statement and the Final Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

         References to the Final Prospectus in this paragraph (i) include any supplement thereto at the date of the letter.

                  (j) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (i) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement and the Final Prospectus.

                  (k) At the Closing Date, the Trust Preferred Securities shall be rated in one of the four highest rating categories for preferred stock ("Investment Grade") by Standard & Poor's Rating Service and by Moody's Investors Service, Inc., and the Company shall have delivered to the Underwriters a letter, dated as of such date, from each such rating organization, or other evidence satisfactory to the Underwriters, confirming that the Trust Preferred Securities have such ratings. Since the time of execution of this Agreement, there shall not have occurred a downgrading in, or withdrawal of, the rating assigned to the Trust Preferred Securities or any of the Company's securities or financial strength by any such rating organization or any other "nationally recognized statistical rating organization," as defined for purposes of Rule 436(g)(2) under the 1933 Act Regulations, and no such rating organization shall have publicly announced that it has under surveillance or review with negative implications its rating of the Trust Preferred Securities or any of the Company's securities or financial strength.

                  (l) The NASD shall not have raised any objection with respect to the Fairness or reasonableness of the underwriting terms and arrangements.

                  (m) The Trust Preferred Securities shall have been listed and admitted and authorized for trading on the New York Stock Exchange, and satisfactory evidence of such actions shall have been provided to the Representatives.

                  (n) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

                  If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

         The documents required to be delivered by this Section 6 shall be delivered at the office of Brown & Wood LLP, counsel for the Underwriters, at One World Trade Center, New York, New York 10048, on the Closing Date.

                  7. Reimbursement of Underwriters' Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Offerors will reimburse the Underwriters severally through Salomon Smith Barney Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

                  8.       Indemnification and Contribution.

                  (a) The Offerors agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the 1933 Act or the 1934 Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Offerors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Offerors by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Offerors may otherwise have.

                  (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Offerors, each of its respective directors, each of its respective officers who signs the Registration Statement, and each person who controls the Trust and the Company within the meaning of either the 1933 Act or the 1934 Act, to the same extent as the foregoing indemnity in paragraph (a) above from the Offerors to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Offerors by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Offerors acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading "Underwriting," (i) the list of Underwriters and their respective participation in the sale of the Trust Preferred Securities, (ii) the sentences related to concessions and reallowances and (iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Final Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Final Prospectus or the Final Prospectus.

                  (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                  (d)      In the event that the indemnity provided in paragraph
         (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Offerors and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Offerors and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Offerors on the one hand and by the Underwriters on the other from the offering of the Trust Preferred Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Trust Preferred Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Trust Preferred Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Offerors and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Offerors on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Offerors shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions (before deducting expenses), in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Offerors on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Offerors and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the 1933 Act or the 1934 Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the 1933 Act or the 1934 Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

                  9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Trust Preferred Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the number of Trust Preferred Securities set forth opposite their names in
Schedule II hereto bears to the number of Trust Preferred Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the number of Trust Preferred Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the number of Trust Preferred Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Trust Preferred Securities, and if such nondefaulting Underwriters do not purchase all the Trust Preferred Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Offerors. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Offerors and any nondefaulting Underwriter for damages occasioned by its default hereunder.

                  10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Offerors prior to delivery of and payment for the Trust Preferred Securities, if at any time prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on either of such exchange or the Nasdaq National Market, (ii) a banking moratorium shall have been declared either by Federal, New York State or Alabama authorities or
(iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Prospectus (exclusive of any supplement thereto.

                  11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Offerors or its respective officers or trustees and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Offerors or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

                  12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Salomon Smith Barney Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Salomon Smith Barney Inc., at 388 Greenwich Street, New York, New York, 10013, Attention:
General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to Regions Financial Corporation, Samuel E. Upchurch, Jr. (fax no.:
(205) 326-7751) and confirmed to Samuel E. Upchurch Jr., Executive Vice President and General Counsel of Regions Financial Corporation, 417 North 20th Street, Birmingham, Alabama 35202.

                  13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

                  14. APPLICABLE LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK.

                  15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

                  16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

                  17. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

                  "Basic Prospectus" shall mean the prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Date including any Preliminary Final Prospectus.

                  "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or Birmingham, Alabama.

                  "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

                  "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

                  "Final Prospectus" shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus.

                  "Preliminary Final Prospectus" shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus, together with the Basic Prospectus.

                  "Registration Statement" shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

                  "Rule 415", "Rule 424", "Rule 430A" and "Rule 462" refer to such rules under the 1933 Act.

                  "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

                  "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

                              Very truly yours,

                              REGIONS FINANCING TRUST I

                              By: REGIONS FINANCIAL CORPORATION, as depositor


                              By:     /s/ Samuel E. Upchurch, Jr.
                                     ------------------------------------------
                              Name:  Samuel E. Upchurch, Jr.
                              Title: Executive Vice President, General Counsel
                                     and Corporate Secretary


                              REGIONS FINANCIAL CORPORATION


                              By:     /s/ D. Bryan Jordan
                                     ------------------------------------------
                              Name:  D. Bryan Jordan
                              Title: Executive Vice President and
                                     Comptroller

The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto.

SALOMON SMITH BARNEY INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
MORGAN KEEGAN & COMPANY, INC.
MORGAN STANLEY & CO. INCORPORATED
UBS WARBURG LLC

By:  SALOMON SMITH BARNEY INC.

By:    /s/ Jack D. McSpadden, Jr.
       --------------------------
Name:  Jack D. McSpadden, Jr.
Title: Managing Director

For themselves and the other several Underwriters, if any, named in Schedule II to the foregoing Agreement.

SCHEDULE I

Underwriting Agreement dated:                          February 16, 2001

Registration Statement No.                             333-54552

Representative(s):                                     Salomon Smith Barney, Inc., Merrill Lynch,
                                                       Pierce, Fenner & Smith Incorporated, Morgan
                                                       Keegan & Company, Inc., Morgan Stanley & Co.
                                                       Incorporated and UBS Warburg LLC

Closing Date:                                          February 26, 2001

Title:                                                 8% Trust Preferred Securities

Distribution rate:                                     8% per annum

Distribution payment dates:                            March 31, June 30, September 30 and December
                                                       31 of each year, commencing June 30, 2001

Record dates:                                          The 15th calendar day immediately
                                                       preceding each distribution payment
                                                       date.

Liquidation amount:                                    $25 per security, plus accumulated
                                                        distributions, if any

Redemption provisions:                                 The Company will have the right to redeem the
                                                       Junior Subordinated Debentures upon the
                                                       occurrence and continuation of a Tax Event, an
                                                       Investment Company Event or a Capital
                                                       Treatment Event, in whole but not in part,
                                                       within 90 days of the occurrence of such event.

Initial public offering price:                         $25 per security plus accumulated
                                                       distributions, if any, from February 26, 2001

Purchase price:                                        $25 per security plus accumulated
                                                       distributions, if any, from February 26, 2001

Underwriter commission:                                $0.7875 per security

Form:                                                  Book-entry only

Type of Offering:                                      Non-delayed

Date referred to in Section 5(h) after which the Company may offer or sell preferred securities issued or guaranteed by the Company without the consent of the Representative(s): February 20, 2001.

Modification of items to be covered by the letter from Ernst & Young LLP delivered pursuant to
  Section 6(e) at the Execution Time:  None

SCHEDULE II

                                                                              Number of Trust
                                                                              Preferred Securities to
Underwriters                                                                  be Purchased
-------------                                                                -------------------------
Salomon Smith Barney Inc................................................            2,100,000
                                                                             -------------------------
Merrill Lynch, Pierce, Fenner & Smith Incorporated......................            2,090,000
                                                                             -------------------------
Morgan Keegan & Company, Inc............................................            1,150,000
                                                                             -------------------------
Morgan Stanley & Co., Incorporated......................................            2,090,000
                                                                             -------------------------
UBS Warburg LLC.........................................................            2,090,000
                                                                             -------------------------
ABN AMRO Incorporated...................................................               90,000
                                                                             -------------------------
A.G. Edwards & Sons, Inc................................................               90,000
                                                                             -------------------------
Bear, Stearns & Co. Inc.................................................               90,000
                                                                             -------------------------
Charles Schwab & Co., Inc...............................................               90,000
                                                                             -------------------------
CIBC World Markets Corp.................................................               90,000
                                                                             -------------------------
Dain Rauscher Incorporated..............................................               90,000
                                                                             -------------------------
First Union Securities, Inc.............................................               90,000
                                                                             -------------------------
Fleet Securities, Inc...................................................               90,000
                                                                             -------------------------
H&R Block Financial Advisors, Inc.......................................               90,000
                                                                             -------------------------
McDonald Investments Inc., a KeyCorp Company............................               90,000
                                                                             -------------------------
Prudential Securities Incorporated......................................               90,000
                                                                             -------------------------
Raymond James & Associates, Inc.........................................               90,000
                                                                             -------------------------
The Robinson-Humphrey Company, LLC......................................               90,000
                                                                             -------------------------
U.S. Bancorp Piper Jaffray, Inc.........................................               90,000
                                                                             -------------------------
Advest, Inc.............................................................               45,000
                                                                             -------------------------
C.L. King & Associates, Inc.............................................               45,000
                                                                             -------------------------
D.A. Davidson & Co......................................................               45,000
                                                                             -------------------------
Fahnestock & Co. Inc....................................................               45,000
                                                                             -------------------------
Gibraltar Securities Co.................................................               45,000
                                                                             -------------------------
Gruntal & Co., L.L.C....................................................               45,000
                                                                             -------------------------
J.J.B. Hilliard, W.L. Lyons, Inc........................................               45,000
                                                                             -------------------------
Janney Montgomery Scott LLC.............................................               45,000
                                                                             -------------------------
Legg Mason Wood Walker, Incorporated....................................               45,000
                                                                             -------------------------
Mesirow Financial, Inc..................................................               45,000
                                                                             -------------------------
NatCity Investments, Inc................................................               45,000
                                                                             -------------------------
Stephens Inc............................................................               45,000
                                                                             -------------------------
Stifel, Nicolaus & Company, Incorporated................................               45,000
                                                                             -------------------------
TD Securities (USA) Inc.................................................               45,000
                                                                             -------------------------
Tucker Anthony Incorporated.............................................               45,000
                                                                             -------------------------
Wachovia Securities, Inc................................................               45,000
                                                                             -------------------------

            Total.......................................................      11,500,000
                                                                             =========================


                                       4